For Immediate Release
Exhibit 99.1

CONTACT: JAMES R. MOORE, CFO OR WILLING L. BIDDLE, COO
                  URSTADT BIDDLE PROPERTIES INC.
                  (203) 863-8200

                     URSTADT BIDDLE PROPERTIES INC. REPORTS
               OPERATING RESULTS FOR THIRD QUARTER OF FISCAL 2005


         GREENWICH, CONNECTICUT, September 12, 2005 - Urstadt Biddle Properties Inc. (NYSE:UBA and UBP), a real estate investment trust, today announced its financial results for the three months and nine months ended July 31, 2005.

Diluted funds from operations ("FFO") for the quarter ended July 31, 2005 amounted to $6,952,000 or $0.25 per Common share and $0.27 per Class A Common share compared to $7,074,000 or $0.26 per Common share and $.28 per Class A Common share in the third quarter of fiscal 2004. Net income applicable to Common and Class A Common stockholders for the quarter was $5,086,000 or $0.19 per diluted Common share and $0.20 per diluted Class A Common share compared to $4,154,000, or $0.15 per diluted Common share and $0.17 per diluted Class A Common share in the corresponding three month period last year. Net income in the three-month period ended July 31, 2005 included a gain on sale of property of $1,397,000.

For the first nine months of fiscal 2005, diluted FFO increased to $22,723,000 or $0.82 per Common share and $0.90 per Class A Common share compared to $22,514,000 or $0.82 per Common share and $0.90 per Class A Common share in fiscal 2004. Net income applicable to Common and Class A Common stockholders for the first nine months of fiscal 2005 was $20,198,000 or $0.74 per diluted Common share and $0.81 per diluted Class A Common share compared to $13,917,000 or $0.52 per diluted Common share and $0.57 per diluted Class A Common share, for the same period last year. Net income in the nine-month period ended July 31, 2005 includes gains on sale of properties of $7,031,000.

Commenting on the Company's operating results, Willing L. Biddle, President and Chief Operating Officer of UBP said, "Leasing at our core property portfolio this quarter slipped slightly to 97% -a decrease of 1% from year end. Recent lease renewals and new leases generally were at higher rents than the expiring rates and leasing at our core properties in the surrounding counties of Fairfield, Connecticut and Westchester County, New York remain strong. We have several significant capital projects under way which will result in increased cash flow to us when the tenants take occupancy later in the year. " Mr. Biddle continued, "We are focused on investing in high quality shopping centers in our target region of Westchester and Putnam Counties in New York and Fairfield County in Connecticut. In the third quarter, we completed the acquisition of the 200,000 sf Staples Plaza in Yorktown Heights, New York for $28.4 million and made progress in disposing of the remaining non-core properties in our portfolio. In June 2005, we reported the sale of the Southfield, Michigan office building for $9.175 million and recorded a gain on the sale of approximately $1.4 million this quarter. Third quarter results also were impacted by the Company's recent sales of 7.5% Series D Preferred Stock." Mr. Biddle continued, "Earlier this year, we sold 2,450,000 shares of a new issue of 7.5% Series D Perpetual Preferred Stock for net proceeds of $59.4 million (after underwriting fees and expenses). Proceeds from the stock sales were temporarily invested in lower yielding short-term investments during the quarter pending reinvestment in higher yielding property investments. We used a portion of the proceeds to repay $19.5 million of bank revolving credit debt and $20 million to fund the cash portion of the Staples Plaza acquisition. We expect to use the balance of the stock proceeds for additional property acquisitions and/or capital improvements to our core property portfolio."


Non-GAAP Financial Measure

Funds from Operations ("FFO")



A reconciliation of FFO to net income applicable to Common and Class A Common stockholders (the GAAP measure the Company believes to be the most directly comparable) is in the financial tables accompanying this press release.


The Company believes that FFO is an additional measure of operating performance of an equity REIT. Although FFO is a non-GAAP financial measure, the Company believes it provides useful information to shareholders, potential investors and management because it primarily excludes the assumption that the value of the real estate assets diminish predictably over time and industry analysts have accepted it as a performance measure. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is defined by NAREIT as net income, excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization, and after adjustments for unconsolidated joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.









UBP is a self-administered equity real estate trust providing investors with a means of participating in ownership of income-producing properties with investment liquidity. UBP has paid 142 quarters of uninterrupted dividends since its inception in 1969.


Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

               URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
                NINE MONTHS AND THREE MONTHS ENDED JULY 31, 2005
                      (In thousands, except per share data)


                                                                                     Nine months Ended         Three Months Ended
                                                                                          July 31,                   July 31,
                                                                                         --------                     -------
                                                                                   2005           2004          2005          2004
                                                                                   ----           ----          ----          ----
Revenues:
 Base rents                                                                      $38,656        $34,990       $13,206       $11,758
 Recoveries from tenants                                                          12,392         10,314         3,682         3,015
 Lease termination income                                                            184            542           184             -
 Interest and other                                                                  657            582           275           165
                                                                                     ---            ---           ---           ---
                                                                                  51,889         46,428        17,347        14,938
                                                                                  ------         ------        ------        ------
Operating Expenses:
 Property operating                                                                8,249          7,214         2,380         2,399
 Property taxes                                                                    6,763          5,944         2,304         2,020
 Interest                                                                          6,402          6,064         2,080         2,065
 Depreciation and amortization                                                     8,918          7,792         3,081         2,652
 General and administrative                                                        3,690          2,602         1,581           723
 Directors' fees and expenses                                                        205            155            78            50
                                                                                     ---            ---           ---           ---
                                                                                   4,227         29,771        11,504         9,909
                                                                                   -----         ------        ------         -----
Operating Income                                                                  17,662         16,657         5,843         5,029
Minority Interests                                                                 (291)          (275)         (107)          (92)
                                                                               ---------      --- -----      -- -----      --- ----
Income from Continuing Operations                                                 17,371         16,382         5,736         4,937
Discontinued Operations:
Income from discontinued operations                                                  469          1,096           153           404
 Gain on sales of properties                                                       7,031              -         1,397             -
                                                                                   -----      -----   -         -----   ------    -
Income from Discontinued Operations                                                7,500          1,096         1,550           404
                                                                                    ----          -----         -----           ---
Net Income                                                                        24,871         17,478         7,286         5,341
 Preferred Stock Dividends                                                       (4,673)        (3,561)       (2,200)       (1,187)
                                                                                 -------        -------       -------       -------

Net Income Applicable to Common and Class A Common Stockholders                  $20,198        $13,917        $5,086        $4,154
                                                                                 =======        =======        ======        ======
 Basic Earnings per Share:
 Per Common Share:
   Income from continuing operations                                                $.48           $.49          $.13          $.14
   Income from discontinued operations                                              $.28           $.04          $.06          $.02
                                                                                    ----           ----          ----          ----
   Net Income Applicable to Common Stockholders                                     $.76           $.53          $.19          $.16
                                                                                    ====           ====          ====          ====

 Per Class A Common Share:
   Income from continuing operations                                                $.52           $.53          $.15          $.15
   Income from discontinued operations                                              $.31           $.05          $.06          $.02
                                                                                    ----           ----          ----          ----
   Net Income Applicable Class A Common Stockholders                                $.83           $.58          $.21          $.17
                                                                                    ====           ====          ====          ====
 Diluted Earnings Per Share:
 Per Common Share:
   Income from continuing operations                                                $.47           $.47          $.13          $.13
   Income from discontinued operations                                              $.27           $.05          $.06          $.02
                                                                                    ----           ----          ----          ----
   Net Income Applicable-Common  Stockholders                                       $.74           $.52          $.19          $.15
                                                                                    ====           ====          ====          ====
  Per Class A Common Share:
   Income from continuing operations                                                $.51           $.52          $.14          $.15
   Income from discontinued operations                                              $.30           $.05          $.06          $.02
                                                                                     ---           ----          ----          ----
  Net Income Applicable to Class A Common Stockholders                              $.81           $.57          $.20          $.17
                                                                                    ====           ====          ====          ====
 Dividends per share:
   Common                                                                           $.60          $.585          $.20         $.195
                                                                                    ====          =====          ====         =====
   Class A Common                                                                   $.66          $.645          $.22         $.215
                                                                                    ====          =====          ====         =====




               URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
               NINE MONTHS AND THREE MONTHS ENDED JULY 31, 2005
                     (In thousands, except per share data)

                                                                                 Nine months Ended             Three Months Ended
                                                                                     July 31,                        July 31,
Reconciliation of Net Income Available to Common and Class A
Common Stockholders to Funds From Operations                                  2005           2004            2005              2004
--------------------------------------------                                  ----           ----            ----              ----
Net Income Applicable to Common and
Class A Common Stockholders                                                $20,198        $13,917          $5,086            $4,154

Plus:  Real property depreciation                                            7,092          6,372           2,482             2,170
           Amortization of tenant improvements and allowances                1,717          1,572             515               509
           Amortization of deferred leasing costs                              456            378             159               149
           Minority interests                                                  291            275             107                92
Less:  Gain on sale of real estate investments                             (7,031)              -          (1,397)                -

Funds from Operations (Diluted)                                            $22,723        $22,514          $6,952            $7,074
                                                                           =======        =======          ======            ======

Per Share:
Funds from Operations (Diluted):
Common                                                                       $0.82          $0.82           $0.25             $0.26
                                                                             =====          =====           =====             =====
Class A Common                                                               $0.90          $0.90           $0.27             $0.28
                                                                             =====          =====           =====             =====